United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2007

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive
Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2007, the compensation committee of the board of directors of DayStar Technologies, Inc. (“DayStar” or the “Company”) entered into an amendment (“Amendment”) to that certain executive employment contract by and between the Company and its chief operating officer, Stephan J. DeLuca (the “Executive”) dated April 10, 2006. Pursuant to the Amendment, the Executive will report directly to the board of directors and is entitled to receive an annual base salary of $250,000, an automobile allowance of up to $10,000, shares of the Company’s common stock, par value $.01 per share, based on the achievement of milestones to be agreed upon by the Company and the Executive by March 1, 2007. A copy of the Amendment is filed with this Current Report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between the DayStar Technologies, Inc. and Stephan J. DeLuca, dated January 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Thomas A. Polich
Thomas A. Polich
Chief Legal Officer/Secretary

Dated: January 26, 2007